LLOYDS TSB COMMERCIAL FINANCE LIMITED


                          STANDARD TERMS AND CONDITIONS


                                     FOR THE


                                PURCHASE OF DEBTS

                                 INCORPORATED IN


                            DEBT PURCHASE AGREEMENT

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                               INTRODUCTION

1.1A number of words and phrases used in the Debt Purchase Agreement and these Conditions have special meanings. These are explained in Condition 21.

1.2 The Debt Purchase Agreement may be entered into in any number of counterparts, each of which when executed and delivered may be treated as an original.

                    PURCHASE PRICE, TITLE AND TRUST OF DEBTS

2.1The Purchase Price of each Debt shall be its Net Value.

2.2Upon written request, you will execute and deliver to us at your reasonable expense, in such form as we may reasonably require, duly stamped assignments, or such other documents as we may require formally transferring to us title to Debts or Related Rights vested in us. You will do such other acts and things as we may reasonably require to carry out the purposes and intent of the Debt Purchase Agreement.

2.3If, for any reason whatsoever, a Debt or its Related Rights shall fail to vest in us in accordance with clause D.2 or under an Assignment or other document executed pursuant to Condition 2.2 then you will hold such Debt or its Related Rights in trust for us.

                              NOTIFICATION OF DEBTS

3.1On the Commencement Date you will deliver to us an Offer detailing all Debts (except Non- Notifiable Debts) together with details of all credit notes (except those clearly appropriated to Non- Notifiable Debts) issued by you. You will also advise us of any other matters which may cause the Notified Value of any Debts to be reduced or extinguished. In respect of the Debts that we wish to purchase we will accept your Offer by crediting their Notified Value to the Sales Ledger Control Account in our books.

3.2 In respect of each Debt coming into existence after the Commencement Date (other than a Non- Notifiable Debt) you will include it on a Notification Schedule, provided it has not already been Notified to us, together with details of a ll relative credit notes issued by you (except those clearly appropriated to Non-Notifiable Debts). You will also advise us of any other matters which may cause the Notified Value of any Debts to be reduced or extinguished.

                              NON-NOTIFIABLE DEBTS

4.1Until we give you written notice to the contrary, you will not deliver Notification Schedules relating to the following classes of Debts:

(a)Debts due from a director or shareholder or employee of yours;

(b)Debts due from any other person whose relationship to you falls within the meaning of "associate" as defined by s.184of the Consumer Credit Act 1974;

(c)Debts due from the sale of any of your capital assets;

(d)Debts which are not due in respect of your Customer's trade, occupation or profession;

(e)Debts where the Customer does not have an established place of business;

(f)Debts arising under a hire purchase, leasing or consumer credit sale agreement;

(g)Debts due in respect of Goods delivered on sale or return or on approval;

(h)Debts arising under any Contract of Sale involving progress payments or RIBA or JCT or similar terms where payment is required prior to completion or performance of the Contract of Sale;

(i)Debts arising under any Contract of Sale with a Ministry, Department or Agency of the Crown;

(j)Debts arising under any Contract of Sale with a Customer who supplies goods or services to you and which may therefore be subject to rights of set- off, contra accounting, defence or cross-claim;

(k)those additional Debts referred to in the General Particulars as Additional NonNotifiable Debts.

4.2 We may at any time, upon written notice, require you thereafter to deliver Notification Schedules in respect of any Debts or classes of Debts referred to in condition 4.1.

4.3We shall only make a Service Charge in respect of any Non-Notifiable Debts after we have given you notice under condition 4.2.

                               AGENCY APPOINTMENT

5.1We appoint you as our agent, at your expense, to administer Customers' accounts and procure the collection of Debts for our benefit. You accept such appointment and will act promptly and efficiently in carrying out your duties and such instructions in respect of them as we may give.

5.2Where in the General Particulars of the Debt Purchase Agreement we have stated that no notice of Assignment is required to be given then, for the moment, neither you nor us will notify your Customers of our ownership of Debts. However, we may at anytime give such notice to any or all of your Customers. Alternatively, we may require you to notify your Customers of your appointment as our agent to collect Debts Vested in us.

5.3Where in the General Particulars of the Debt Purchase Agreement it states that notice of Assignment of Debts and of your appointment as our agent to collect Debts will be given then the Debt Purchase Agreement shall be treated as if we had on the Commencement Date served a notice on you under condition 5.2 requiring you to give to all or any of your Customers the notices referred to in that condition.

5.4The notices to Customers referred to in conditions 5.2 and 5.3 shall be in such form and contained in or endorsed on such documents as we may specify, including invoices and statements of account.

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5.5We may, at any time,  by written  notice to you terminate in whole or in part your agency referred to in condition 5.1 in respect of the Debts specified in such notice.

                               COLLECTION OF DEBTS

6.1You will ensure that a bank account is opened that complies with the definition of a Trust Account in Condition 21. Until notice from us to the contrary you will, immediately upon receipt, pay into the Trust Account, the identical cash, or other remittance or instrument received in or towards payment of a Debt Vested in us, including remittances and instruments made payable to us. Alternatively, if we so require you will deliver to us or pay into such other bank account as we may nominate all such cash or other remittances or instruments endorsing the same where necessary. You will keep any payment received by you as our agent, pending payment into the Trust Account or to any other account nominated by us, separate from your own money and hold the same on trust for us. All balances in the Trust Account shall be held on trust for us and you will notify the relevant bank of such trust.

6.2 Following our cancellation, in whole or in part, of your agency to administer Customers' accounts or to collect Debts for us:

(a)we may give immediate notice to the relevant Customers of our interest in the Debts and their Related Rights and instruct them to pay or deliver directly to us;

(b)you will confirm to your Customers the effect of any notice given under condition 6.2(a);

(c)we may, at your reasonable expense, administer Customers' accounts;

(d)subject to condition 6.2(e), we shall have the sole and unfettered right to collect and enforce payment of Debts in whatever way we think fit; without in any way limiting our rights, we may institute, carry on or defend any legal proceedings:

     (i)in any part of the world; and

     (ii)whether in your or our name; and settle compromise or adjust any claim brought by or against us, upon such terms as we see fit;


(e) we will not collect or enforce payment of Debts in our name unless:

     (i)we have first required you, under condition 5.2, to give notice of Assignment; or

     (ii)under condition 5.2 we shall be treated as having required you to give notice of Assignment;

(f)we shall be under no obligation to institute or defend any proceedings, by or against us, relating to any Debt or Related Right;

(g)you will, at your expense, co-operate with us to secure collection and enforcement of Debts and Related Rights, including the provision of witnesses and evidence;

(h)we, or our agents, may enter into your premises (or such other premises where the Goods may be located or services are to be performed) and perform or complete any Contract of Sale or any collateral contract;

(i)we may charge you a fee of 7.5% of the Notified Value of Debts unpaid at the time of cancellation of your agency or which shall come into existence thereafter;

(j)you will be bound by any act or omission of ours in the exercise of our rights pursuant to any of sub- clauses 6.2 (a) to (h) including any reduction in, or extinction of, the Purchase Price.

                               DEBT CLASSIFICATION

7.1 We shall classify all Notified Debts as either Approved or Disapproved.

7.2 Without notice to you, we shall treat as a Disapproved Debt any Notified Debt (including any previously classified as an Approved Debt):

(a)in relation to which you are in breach of any warranty or undertaking given to us; or

(b)which is disputed by a Customer or any third party; or

(c)which is a Non-Notifiable Debt; or

(d)which when  aggregated with all other unpaid Debts exceeds the Funding Limit;
or

(e)in respect of which we are entitled to give you notice of repurchase in accordance with conditions 16.1 and 16.2, even though we may refrain from giving such notice; or

(f)which, on the Commencement Date, is overdue by more than 60 days (or such other period as we may specify); or

(g)which is not paid by the date specified in the relevant Financial Particulars on which an Approved Debt will automatically become a Disapproved Debt.

7.3We may give you notice, at any time, of any other Debt which we may designate as a Disapproved Debt, even if previously classified as an Approved Debt.

7.4Any  Debt  not  designated  by  us  as  a  Disapproved   Debt  shall,   until
such designation, be treated as an Approved Debt.

7.5Wemay establish debtor limits in relation to any of your Customers. The result will be that even though Debts may be classified as Approved your right to make withdrawals under condition 9.2 shall be restricted by the amount of such debtor limits.

                                  OUR SERVICES

8.1For the Service Charge specified in the Financial Particulars we will carry out the following services relative to Notified Debts for you at your request or at any other time

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should we so decide:

(a)advice as to improvements to your collection procedures and assessing your need for credit insurance;

(b)general advice on standard sales contracts, terms of payment, the use of settlement discounts, evaluating the effect of changing invoicing methods and terms;

(c)provision of statistical information based upon Debts Notified to us;

(d)advice on export debtor procedures and the specific requirements of major trading countries where we have arrangements with correspondents;

(e)assisting in the review of the general terms and conditions of suppliers in relation to their reservations of title;

(f)advising on your relationship with your bankers;

(g)reconciliation of your monthly sales ledger position;

(h)advice upon your need for foreign exchange facilities or contingent liability cover;

(i)daily information as to the status of your accounts with us;

(j)monitoring   the  operation  of  the  Trust  Account,   including   detailing
dishonoured cheques or other defects in payment;

(k)liaising with solicitors instructed to collect Debts;

(l)inspecting your books and records relating to Debts, including:

     (a) general systems;
     (b) maintenance of sales ledger;
     (c) dunning cycles;
     (d) overdue debts;
     (e) control systems.

The  provision  of  any  of  the  services  in  this   Condition  8.1  shall  be
without responsibility on our part to the fullest extent permitted by law.

                              FUNDS IN USE ACCOUNT

9.1We shall operate an account in your name designated as the Funds In Use Account.

9.2Prior to the Collection Date for an Approved Debt, you will be entitled to withdraw from us amounts on account of the Purchase Price, up to the lesser of:
(i)the equivalent of the Initial Payment Percentage, shown in the Financial Particulars, of the Notified Value of each Approved Debt; and

(ii)the Funding Limit shown in the Financial Particulars.

Such withdrawals shall be debited to the Funds In Use Account. Should it become apparent that the Notified Value of a Debt exceeds its expected Net Value then you will promptly repay the difference to us.

If as a consequence of our disapproval of an existing Approved Debt the account becomes overpaid, then recovery of the overpaid element will be from future invoices and cash, in the first instance.

9.3We may terminate your right to withdraw, from the Funds In Use Account prior to the Collection Date, monies on account of the Purchase Price of Approved Debts:-

(a)at any time after a Termination Event (whether or not we exercise the right of termination); or

(b)following the period of notice to terminate by either of us allowed by the Purchase Agreement

9.4We may at anytime, by written notice to you, with immediate effect vary:

(i)the Initial Payment Percentage in respect of all un recovered Approved Debts or such Debts afterwards notified; or

(ii)the Funding Limit

and if the debit balance on the Funds in Use Account thereafter exceeds the Funding Limit, you will immediately upon demand pay to us the excess.

9.5We shall debit to the Funds in Use Account:

(i)the amount of all payments made to you, including withdrawals on account of the Purchase Price under condition 9.2;

(ii)all Fees and Charges;

(iii)value added tax;

(iv)any sums actually, contingently or prospectively payable by you to us;

(v)an amount equivalent to any unexpired guarantee, given by us at your request, in respect of your obligations to any other party.

9.6 We shall credit to the Funds in Use Account:

(i)on the Collection Date, an amount equivalent to all remittances received in or towards the discharge or settlement of Debts;

(ii)any Allowance;

(iii)all payments received in or towards the discharge of the repurchase price of Debts calculated in accordance with Condition 16.3 after first debiting the same to the sales ledger control account.

9.7 Where the Financial Particulars envisage that you may notify us of Foreign Debts or NonSterling Domestic Debts, we may maintain Funds in Use Accounts in either the currencies of those Debts or in any other currency agreed between us.

                               OUR OTHER ACCOUNTS

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10.1 Apart from the Funds in Use Account,  we shall maintain such other accounts as we consider necessary.

10.2We shall maintain a Sales Ledger Control account to which shall be credited all Debts at their Notified Value but subject, if necessary, to later adjustment to their Net Value.

10.3 There shall be debited to our Sales Ledger Control account:

(a)the Notified Value of credit notes;

(b)the amount of payments received in or towards the discharge of Debts;

(c)the value of any discounts taken or allowed;

(d)the repurchase price of any Debt subject to a notice of repurchase under condition 16;

(e)the difference between the Notified Value of Debts and their Net Value;

(f)such other debit adjustments as we may from time to time reasonably consider to be necessary.

10.4Where, in the negotiations leading to the signing of the Debt Purchase Agreement, Foreign Debts or Non-Sterling Domestic Debts were not envisaged, and the same are Notified to us, we shall be entitled to adjust the Service Charge to compensate for the additional work involved and a reasonable profit margin thereon. At our discretion, we may make all payments, debit all Fees and Charges and credit all receipts in the currency of such Debt or in Sterling.

10.5Copies of statements relating to the Sales Ledger Control account, Funds In Use Accounts and any other accounts between us or relating to Debts will be delivered to you at regular intervals. Unless you notify us, within 30 days of our despatch, that any item is incorrect then those accounts will be binding upon you, except for manifest error or error of law. In any proceedings or claim, you will accept and be bound by a certificate by our Company Secretary as to amounts due and owing by either of us.

10.6You irrevocably authorise us to pay to a Customer a sum equal to any credit balance on that Customer's account, however it arises.

                              OUR FEES AND CHARGES

11.1For the services to be supplied by us, you will pay to us the following fees and charges which are set out in the Debt Purchase Agreement:

(a)the Arrangement Fee;

(b)the Service Charge, for your right to request us to provide the services set out in Condition 8.1; our entitlement to or the a mount of the Service Charge shall neither be affected by your failure to request any service nor by the subsequent issue of a credit note by you, or the issue of a debit note by your Customer;

(c)a sum equal to the deficiency (if any) between any Minimum Annual Service Charge for any permitted currency (including Sterling) and the total amount of all Service Charges paid in such currency in any period of 12months, expiring on the anniversary of the first day of the first month following the Commencement Date;

(d)the Discount Charge;

(e)the Funds Transmission Charge, in respect of each payment made to you;

11.2 You will pay us any costs, charges or expenses incurred in opening and maintaining the Trust Account.

11.3 Value Added Tax, where applicable, shall be added to all our Fees and Charges.

11.4We may a tour discretion require a pro rata sum to be paid monthly on account of the Minimum Annual Service Charge. If the Debt Purchase Agreement is terminated either by us following a Termination Event or by you giving us less than the required notice period, which in our discretion we may accept, then we may (in addition to the Minimum Annual Service Charges accrued, paid or payable under Condition 11.1 (b) and (c)charge you a sum equivalent to the Minimum Annual Service Charge, together with a sum equal to the estimated net Discount Charge for the unexpired period of the Agreement.

11.5The Discount Charge will be calculated daily, at the rate set out in the Financial Particulars, on any daily debit balance on the Funds in Use Account (as adjusted below) and will be debited monthly in arrears to the Funds in Use Account.

11.6 The Allowance will be calculated daily at the rate set out in the relevant Financial Particulars, on any daily credit balance on the Funds in Use Account (as adjusted below) and will be credited monthly in arrears to the Funds in Use Account.

11.7 If, at any time, the debit balance on the Funds in Use Account exceeds the Funding Limit then we may notify you in writing of our intention thereafter permanently to increase our Fees and Charges to reflect our increased risks. The exercise of this right shall not prejudice our right to demand immediate repayment of the amount by which the Funding Limit is exceeded.

11.8 For the purposes of calculating the Discount Charge and the Allowance any sum recovered in or towards discharge of a Debt shall be treated as credited to the Funds in Use Account on its Collection Date.

                              EXPENSES AND SET OFF

12.1 You will pay us, on the basis of a full indemnity, all costs, fees and expenses (including reasonable legal fees) incurred by us in:

(a)negotiating, entering into, preserving or enforcing our rights under the Debt Purchase Agreement and any ancillary or collateral agreement;

(b)collecting or attempting to collect, settle or compromise a Debt, dealing with disputes or in dealing with or disposing of Related Rights;

(c)obtaining any release of Debts, or waiver of rights, from any Encumbrancer;

12.2You will be responsible for all stamp duties payable on Assignments and reassignments or other instruments transferring title (whether to you or us) to the Debts, Related Rights or Goods.

12.3 If we provide services to a level or intensity which were not envisaged by us at the time of entry into this agreement then, in addition to the Service Charge, we may make a reasonable charge for all costs and expenses (including the cost of our management time and resulting loss of profit) for providing such services.

12.4 If we purchase a Debt expressed in a currency other than sterling then you will be responsible to us for all bank charges and commissions for collections and currency conversions.

12.5We may at any time set off your liability to us against our liability to you and/or combine any accounts recording transactions between us, whether or not arising under the Debt Purchase Agreement. In order to effect such set off, or combination of accounts, we may convert currencies at the rate of exchange prevailing at the time of set off or combination. You may not exercise any right of set off or counterclaim against monies due from you to us.

                            YOUR RECORDS AND REPORTS

13.1You will maintain a monthly open item ageing analysis, in such form as we may require, showing the position of each Customer's account on the last day of each month, including details of any outstanding credit balances. All ledgers of Debts and records of Related Rights shall bear conspicuous notations that they belong to us.

13.2 You will supply to us (or at our option make available for inspection by us) the following documents and/or information in whatever form they may be stored:

(a) forthwith or as soon as reasonably practicable upon our request:

(i)all invoices relating to Debts and all debit and credit notes or other documents evidencing how Debts are reduced, paid or otherwise satisfied;

     (ii)the full terms of any Contract of Sale;

     (iii)proof of the complete performance of each Contract of Sale

     (iv)evidence of any Related Right; and

     (v)such other information and evidence as we may require relating to Debts, Related Rights or Contracts of Sale;

(b)daily: a report detailing monies collected by you as our agent;

(c)within 10 calendar days of the end of the month to which they relate or forthwith upon our request copies of:

     (i)your open item ageing analysis referred to in condition13.1;

     (ii)your sales ledger control;

     (iii)your purchase ledger;

(d)within one month (or other such period as we may reasonably specify) of the end of the month to which they relate: your monthly management accounts;

(e)within four months of the end of your financial year: copies of your annual audited (and, if applicable, consolidated) accounts;

(f)within a reasonable time of our request: any other information relating to your business or affairs.

13.3You will allow us, or our representatives or agents, at any time during business hours, to enter upon your premises (or any premises where you carry on business or store any goods or records relating to your business) to verify any of the information or documents required be supplied under to condition 13.2 or, at your expense, to remove and/or copy (including copying to disk) books, ledgers, orders, correspondence, bank statements, and other documents or records and any items comprised in the Related Rights.

13.4Should there be any breach of conditions 13.1 to 13.3 inclusive then without prejudice to any other rights in our favour, we may immediately appoint, at your expense, accountants or other professional persons to obtain or provide such information as we may require.

                   YOUR WARRANTIES, UNDERTAKINGS AND INDEMNITY

14.1 You warrant to us that:

(a)except as disclosed to us in writing prior to the Commencement Date, there are no Encumbrances affecting the Debts;

(b)you have disclosed to us every material fact or matter which you know, or ought to have known, might influence us in deciding whether or not to enter into this agreement or to classify any Debt as Approved or Disapproved or to accept any person as an indemnifier or guarantor;

(c)all reports, accounts, records, data and information supplied to us are accurate and complete;

(d)there is no agreement for the sale or charge of the Debts to any other party.

14.2The warranty in condition 14.1(b) includes but is not limited to, any past Insolvency of your directors or

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shareholders  or of any  company  in which they have been  interested  or of any disqualification at any time of any of your directors or any shadow directors (as defined by the Insolvency Act 1986) from acting as a director.

14.3Each of the warranties set out in condition 14.1shall be treated as repeated by you each time that you submit a Notification Schedule to us.

14.4 In relation to each Debt referred to in a Notification Schedule, you will be treated as warranting that:

(a)the respective Contract of Sale:

     (i)is valid and enforceable against the Customer;

     (ii)is governed by English law or such other law approved by us in writing;

     (iii)provides for the Customer to submit to the jurisdiction of the English Courts; and

     (iv)does not include any prohibition against Assignment of the Debt or of the Contract of Sale;

     (v)provides for payment in Sterling or an Approved Foreign Currency referred to in the Financial Particulars;

     (vi)provides for terms of payment not more liberal than those set out in the General Particulars.

(b)the Customer (or the person having the duty to administer the estate of an Insolvent Customer) will pay not less than the Notified Value of the Debt (but allowing, if agreed, a prompt payment discount not exceeding five per cent) not later than the Settlement Date;

(c)noright of set-off or counterclaim exists or will exist in respect of the Debt;

(d)there will be no dispute by the Customer (whether justifiable or not);

(e)prior to performance of the Contract of Sale, you have taken all reasonable steps to ascertain the credit worthiness of the Customer and have advised us of any adverse information known to you;

(f)the Debt is not a Non-Notifiable Debt;

(g)the Goods, free of Encumbrances, have been Delivered;

(h)you have no obligations to your Customer and there are no contracts between you and your Customer, other than Contracts of Sale;

(i)to the extent referred to in the invoice, the Contract of Sale has been performed and the Debt has become due;

(j)the Debt has not been previously Notified to us;

(k)the relevant invoice bears notice of Assignment of the Debt to us in the form required by us, should you be obliged to give such notice to your Customers;

(l)the Debt has not been sold, assigned or charged to any other person and is free from Encumbrances.

14.5In respect of each Debt referred to in a Notification Schedule, you will be treated as undertaking to us that:

(a)the warranties given upon Notification of a Debt will remain unaltered until full discharge of the Debt;

(b)you will advise us as soon as reasonably practicable of any adverse information which subsequently becomes known to you affecting the credit worthiness of the Customer;

(c)you will promptly perform all your further or continuing obligations under the relevant Contract of Sale, whether or not relating to the repair or maintenance of goods, the provision of drawings, documents or information, or the performance of other services or obligations;

(d)you will not extend time for payment of the Debt nor waive, modify, rescind or terminate the relevant Contract of Sale;

(e)without prejudicing our rights in relation to your warranties, you will notify us promptly of:

     (i)any dispute  (whether  justifiable or not) between you and the Customer;
     or

     (ii)any claims by the Customer to set-off or counterclaim against the Debt; or

     (iii)any credit to which a Customer is entitled;

(f)you will promptly resolve all your Customer's disputes and claims;

     (g)where you are required to give notice to your Customers of the Assignment to us of the Debt, each statement of account will bear such notice in the form required by us; (h)you will ensure that each invoice contains details of your payment terms set out in the General Particulars and not vary them without our consent.

14.6 You undertake to us that you will:

(a)maintain insurance against loss (however that may arise) of the Related Rights and books and records relating to Debts and Contracts of Sale;

(b)fully comply with all legislation which relates to you or any business carried on by you;

(c)comply with the requirements of the Companies Act 1985 and all laws and binding directives relating to the protection of the environment and/or human health;

(d)advise us immediately of your becoming aware of any breach of the legislation referred to above or upon receipt of any notice served upon you alleging any such breach;

(e)carry out such procedures as we may reasonably require in relation to the day to day administration of the Debt Purchase Agreement;

(f)immediately notify us if you contemplate taking any action which might result in your Insolvency or if you are aware of any such action being contemplated by any other party;

(g)promptly disclose to us details of any change or contemplated change in the control or ownership of your company or business;

(h)promptly disclose all facts and matters which in any way might reasonably be expected to influence our decision as to the continuance of this agreement or the establishment, cancellation or variation of any limit;

(i)not disclose to any person information provided by us relating to the credit worthiness of Customers or details of, or the reasons for, our designation of Debts as Approved or Disapproved;

(j)give our bankers such instructions or indemnities as they may require for the collection of non transferable instruments made payable to you;

(k) instruct your bankers to transfer to the Trust Account all credit transfers received by you;

(l)not hold yourself out as our agent except as provided for in condition 5 and, following termination of such agency, not hold yourself out as our agent for any purpose;

(m)if notice is given not to issue any credit notes then none shall be issued unless expressly agreed by ourselves;

(n)ensure that your Customer records of account prominently indicate that the Debts have been assigned to us;

(o)provide us with such security as we may from time to time reasonably require for the performance of your obligations to us, including charges over your assets;

(p) save as agreed by us in writing not create any Encumbrance over Debts or your rights under this agreement, nor offer to factor or discount the Debts of any other part or your business, other than to us;

14.7 You agree to indemnify us against any loss or reasonable expense, present or contingent, which we may suffer or incur or monies paid as a result of:

(a)any breach of your warranties, obligations or undertakings to us; or

(b)our accepting and/or acting upon instructions purporting to come from you and given by telephone, facsimile, telex, computer or electronic means, if those instructions subsequently prove to have been incorrect or unauthorised by you (except to the extent that our officers have been negligent or fraudulent); or

(c)our collecting and/or crediting to your account with us any cheque or other negotiable instrument payable to you or endorsed in your favour; or

(d)our honouring any guarantee or indemnity given in respect of your obligations to any other party.

                             IMMEDIATE TERMINATION

15.1 We may immediately terminate the Debt Purchase Agreement by giving you written notice upon or at any time after the occurrence of any of the following events:

(a)your becoming Insolvent, or any step is taken which could result in your becoming Insolvent;

(b)your committing or threatening to commit any breach of this agreement;

(c)any person who, or company which, has given us a guarantee or indemnity or granted a security interest in respect of your obligations to us (however arising) dying or becoming Insolvent or giving or attempting to give notice terminating, amending or withdrawing such guarantee, indemnity or security;

(d)there shall be any change in your overall financial condition or in your operating performance, which we reasonably determine to be materially adverse;

(e)without our prior written consent, there shall be a material change in the composition of your Board of Directors or senior management or any change in the ownership of 10 per cent or more of your shares or there shall be any change in your control;

(f)we reasonably consider there to be a deterioration in your overall management and control or in your general day today administration and organisation or in your sales ledger, administration or credit control procedures;

(g)any Encumbrancer, having waived or released its rights to the Debts or Related Rights, withdrawing or attempting to withdraw, such waiver or release or otherwise asserting any interest adverse to us in Debts or Related Rights Vested in us.

15.2Following termination of the Debt Purchase Agreement, you will not thereafter deliver Notification Schedules relating to Debts coming into existence after termination and we shall have no obligation in respect of them. Apart from any matters specifically mentioned as arising on or out of termination, the rights and obligations of each of us in relation to or arising out of Debts Vested in us prior to termination shall not be affected by such termination.

                                   REPURCHASE

16.1We may, by written notice, require you immediately to repurchase all or any Debts relating to a Customer:

(a)who is Insolvent; or

(b)who fails to pay the Notified Value of a Debt (less any prompt payment discount not exceeding 5%) by the Settlement Date; or

(c)in respect of whom solicitors or any collection agent have been instructed to collect any Approved Debt; or

(d)in respect of whose Debts you are in breach of any warranty given by you to us.

16.2 We may, by written notice, require you immediately to repurchase all or any Debts following:

(a)the expiry of any notice to terminate this agreement; or

(b)a Termination Event, whether or not we terminate the agreement.

16.3 The repurchase price payable by you to us for a Debt shall be the Notified Value of the Debt plus all relative Fees and Charges less all sums received in or towards discharge of the Debt.

16.4Any notice to repurchase under condition 16.2 shall be given without prejudice to all other rights in our favour however arising.

16.5 If we require you to repurchase all Debts vested in us then for administrative convenience, we may treat their repurchase price as satisfied when a sum equal to the debit balance on the Funds in Use Account shall have been paid to us. Upon such discharge of the repurchase price in accordance with this condition we shall have no further liability to you for the Purchase Price. Payment of the repurchase price shall not affect our entitlement to any Fees and Charges debited thereafter.

16.6Upon payment of the repurchase price of all Debts which we have required you to repurchase (and not otherwise) our rights in relation to those Debts will vest in you. We will, if requested by you, at your expense, execute a formal re-assignment to you of the Debts so repurchased and give written notice of such repurchase to your Customers.

                                 COMMUNICATIONS

17.1You irrevocably authorise us to:

(a)(subject to providing you with copies) provide your bankers (which term includes any bank with which you may have or have had an account), Lloyds TSB Group Plc or any of its subsidiaries or your auditors and accountants with such information as they may require in relation to your business and affairs and the operation and effect of this agreement;

(b)obtain from your bankers or Lloyds TSB Group Plc or any of its subsidiaries, with whom you have accounts, or your auditors and accountants such information as we may require;

(c)obtain from your Customers their consent to taking of references from their bankers.

17.2 You confirm that you have authorised your bankers, auditors and accountants to give us such information as we may require.

17.3 Any communication or Notification Schedule made or sent to us by you or any of your employees or agents whether written or oral (including notices sent by facsimile or other electronic means) will be binding upon you and may be accepted by us in spite of the absence of, or any defect in, the authority of any such employee or agent.

                          PARTNERSHIPS AND SOLE TRADERS

18.1 Where you are constituted as a partnership, the provisions of this condition 18 shall additionally apply.

18.2Yourundertakings and warranties contained in this agreement shall be deemed to be given by each of you. Your obligations to us shall be joint and several.

18.3 We shall be entitled:

(i)to release or conclude a compromise with any Partner without affecting our rights against the others or the partnership; and

(ii)to treat a notice or demand by us to any Partner as a notice or demand given to the other Partners or to the Partnership (but we need not treat a notice or demand in such manner); and

(iii)to treat a notice or demand by any Partner, to us, as a notice or demand given by the firm or all the Partners (but we need not treat a notice or demand in such manner); and

(iv)to treat this agreement as binding upon any executor, administrator or personal representative of any of you and upon any committee, receiver, trustee or other persons acting on behalf of any of you.

18.4If at any time a member of your partnership ceases for any reason to be a member, you will forthwith notify us in writing of such fact.

18.5Provided that the notification in condition 18.4has been given then the retiring partner shall have no obligation to us in respect of Debts Vesting in us after whichever is the later of either the date of such retirement or the service of notice of such retirement upon us. However he shall remain fully liable to us for all matters occurring prior to the later of the date of such retirement or the service of notice of such retirement upon us.

18.6You warrant that the persons signing this agreement comprise all your partners. When you take a new partner you will notify us of such fact. You will procure that your new partner executes such documents as may be required by us to ensure that he is bound by the terms of this agreement and is placed under the same obligations to us as you are. If you change your trading style, or adopt another style, or incorporate your business, you will notify us of such fact, and if required by us, enter into such further agreement with us as may be necessary.

18.7Notwithstanding any change in your partnership, we may account to you or exercise all rights of set-off as if there had been no such change.

18.8You will take all steps necessary to enable us to register this agreement at the Bills of Sale Registry.

18.9If you are a sole trader, you will seek our consent before entering into a partnership with another person or incorporate your business.


                                     GENERAL

19.1 Should we propose to you a variation of any of the provisions of this agreement then (provided that you have actually received that proposal), in the absence of any written acceptance or rejection of it by you within 14 days of its receipt, the submission to us thereafter of a Notification Schedule will constitute your acceptance of our proposal provided that you have actually received such proposal.

19.2 We may, without your consent, assign all of our rights and remedies under the Debt Purchase Agreement or sub-contract or delegate our obligations or duties but will notify you of our having done so. You will not assign any of your rights nor delegate any of your duties under the Debt Purchase Agreement.

19.3Nodelay or omission by us in exercising any of our rights or remedies shall impair or operate as a waiver of them. No waiver by us of any breach of your obligations to us shall constitute a waiver of any other breach. No single, partial or defective exercise by us of any right shall preclude our further exercise of our rights. Our rights are cumulative and not exclusive of any rights provided at law or in equity.

19.4 The terms of the Debt Purchase Agreement and these Conditions are agreed by us and by you to be reasonable but in the event that any provision shall be found to b e valid only if some part of it were deleted then such provision shall apply as if it were so deleted.

19.5 This Debt Purchase Agreement shall not constitute a partnership between us and you.

                            NOTICES AND JURISDICTION

20.1Any notice given by you (including notice to terminate this agreement) must be in writing and may only be given by recorded delivery or registered post to our registered office or to such office as we may designate to you in writing for the purpose of receiving notices. It shall only be effective upon delivery.

20.2 Any notice given by us to you to terminate the Debt Purchase Agreement shall be in writing and sent by post or delivered to your registered office or any place of your business or it may be handed personally to any Director of yours, if you are a limited company or to any Partner, if you are a Partnership. Save as otherwise specified, any other notices sent by us may be given by telephone, facsimile, transmission or electronic mail.

20.3Notices given by telephone, facsimile, transmission or electronic mail shall take effect upon receipt. Except as stated to the contrary, notices served by post shall take effect forty-eight hours from the time of posting or upon receipt, whichever shall be the earlier.

20.4 The Debt Purchase Agreement shall be governed by and construed in accordance with English Law. You agree to accept the jurisdiction of the English Courts but without prejudice to our right to bring proceedings in the Courts of any other jurisdiction.

                                   DEFINITIONS

21.1 In this agreement the following expressions shall have the meaning set out opposite each:

"Approved Debt" Any Notified Debt classified by us as approved and which at the relevant time is not a Disapproved Debt.

"Assignment" A transfer of ownership or title by whatever means and whether formal or informal.

"Collection Date" In the case of a Debt which is: (a)paid in cash: the date of receipt by us of such cash;

(b)paid by cheque or other instrument: the date on which funds representing the same are cleared by our bankers for interest;

(c)paid by transfer of funds effected by CHAPS or BACS: the date on which funds are credited to our bank account;

"Contract of Sale" A contract for the sale of goods and/or work done and materials supplied and/or services rendered and/or hiring by you to a Customer under which a Debt arises;

"Customer" The party under a Contract of Sale obliged to pay you the Debt and, where the context so permits, a prospective Customer;

"Debt" Any debt or other obligation (including any tax or duty), present, future or contingent, of any Customer under a Contract of Sale together with its Related Rights; a Debt, where the context permits, shall include part of a Debt and all or part of its Related Rights;

"Delivered" In relation to Goods - despatched in the United Kingdom to the order of the Customer; In relation to services - completed.

"Deliver" and "Delivery" are to be construed accordingly.

"Disapproved Debt" A Debt classified by us as disapproved in accordance with condition 7.

"Domestic Debt" A Debt payable in sterling arising from a Contract of Sale performed in U.K., the invoice for which is addressed to a location in the United Kingdom.

"Encumbrance" Any mortgage, charge, pledge, trust, hypothecation, lien, or security interest of any kind or any retained title of any conditional vendor to you.

"Encumbrancer" Any person holding, or with a right to, an Encumbrance.

"Fees and Charges" The items referred to in conditions10.4, 11.1 to 11.6 inclusive, 12.1 to 12.4 inclusive, 16.3, 16.5 and any other sums due from you to us.

"Financial Particulars" The subclauses set out under the heading "Financial Particulars" in the Debt Purchase Agreement.

"Foreign Debt" A Debt whose invoice is:

(i)addressed  to a location in one of the Markets or Territories  referred to in
Part II of the Financial Particulars; and (ii)expressed in the Permitted Foreign Currency appearing in the column below such Market or Territory or such other currency as we may approve.

"Funding Limit" The maximum debit balance at any time permitted on each Funds in Use Account which, until further notice from us, shall be the amount shown in the Financial Particulars.

"Funds In Use Account "The account described in condition 9.

"General Particulars" The sub clauses set out under the heading "General Particulars" in the Debt Purchase Agreement.

"Goods" Goods or services the subject of a Contract of Sale;

"Insolvent" In relation to any company and/or "Insolvency" means:

(i)the issue of a petition to wind up the company; or
(ii)the calling of a meeting to pass, or the passing of, a resolution to wind up the company; or
(iii)the appointment of a receiver or administrative receiver or judicial factor in respect of all or any part of the company's undertaking assets or property; or
(iv)the issue of a petition for an administration order under the Insolvency Act 1986;or
(v)the making of a proposal for a voluntary arrangement under the Insolvency Act 1986;

In relation to an individual or partnership, means:
(i)the issue of a petition for order in bankruptcy or sequestration against that individual or one or more individuals in the partnership; or
(ii)that individual or one or more individuals in a partnership making a proposal for a voluntary arrangement under the Insolvency Act 1986; or

In relation to a partnership, means:
(i)the issue of a petition to wind up in accordance with the Insolvent Partnerships Order 1994; or
(ii)the partnership making a proposal for a voluntary arrangement under the Insolvency Act 1986;or
(iii)on the issue of a petition for an administration order against the partnership;

In relation to any company, individual or partnership means:
(i)allowing an Encumbrancer to take possession of any assets; or
(ii)suffering distress execution or sequestration upon any assets; or
(iii)ceasing or threatening to cease to carry on business; or
(iv)giving notice of the intended suspension of payment of debts; or

(v)allowing any judgment or order of any court or tribunal for payment of money to remain unsatisfied for 7 days or more; or (vi)being insolvent within the terms of section 123(1)(a) and (b) of the Insolvency Act 1986.

"Net Value" In relation to a Debt: the amount actually received by us in settlement or discharge after taking into account all deductions, discounts and off-sets.

"Non-Notifiable Debts" Those debts listed in condition 4.1 prior to service of any notice under condition 4.2.

"Non Sterling Domestic Debts" A Debt, arising from the performance in the United Kingdom of a Contract of Sale, the invoice for which is addressed to a location in the United Kingdom but payable in a Permitted Foreign Currency referred to in
Part II of the Financial Particulars, in the column under U.K.

"Notification Schedule" A schedule in such form as we shall specify notifying us of the existence and amount of Debts and the invoices relating to them or any credit notes and "Notified" and "Notify" are to be construed accordingly.

"Notified  Value" The full  amount of each Debt  referred  to in a  Notification
Schedule including any applicable tax or duty and before any discount for prompt payment or otherwise;

"Permitted Foreign Currency" A currency referred to in Part II of the Financial Particulars except Sterling or such currency of which we may approve.

"Purchase Price" The amount payable by us to you for each Debt to which this agreement applies together with its Related Rights.

"Related Rights"

(i)all your rights under a Contract of Sale;

(ii)all instruments (negotiable or non negotiable) securities, insurances, bonds, guarantees and indemnities relating to a Debt;

(iii)all your ledgers, documents, computer or electronic data (including operating systems) recording or evidencing Debts;

(iv)all Goods returned to or repossessed by you or rejected by a Customer;

"Settlement Date" Three months after the end of the month in which the invoice recording the existence of a Debt is raised.

"Sterling" Sterling (GBP) or the freely
transmissible currency of the United Kingdom for the time being.

"Termination Event" Any of the events set out in condition 15.1. "Trust Account" A bank account opened in your name where we shall have the irrevocable right to appoint any of our officers as the only authorised signatories and which is unencumbered and declared in trust for us.

"UnitedKingdom"/"U.K" The United Kingdom of Great Britain and Northern Ireland, the Isle of Man and the Channel Islands.

"Vested"/"Vesting" In relation to a Debt: our ownership of that Debt by transfer or the holding of that Debt in trust for us.

"We" or "Us" LLOYDS TSB Commercial Finance Limited and our successors and assignees.

"Working Day" A day when both we and Lloyds TSB Bank Plc shall be open for all normal business in England and Wales.

"You" The party referred to as the Client in the Client Particulars.

21.2In the Debt Purchase Agreement (including these Conditions):

(a)unless the context otherwise provides, the singular includes the plural and vice versa;

(b)any gender may include reference to any other gender;

(c)the headings and punctuation in this agreement are for convenience only and shall be ignored in its interpretation;

(d)reference to a "clause" is to a clause in the separate Debt Purchase Agreement executed by you and us, of which these Conditions form an integral part;

(e) references to the "Debt Purchase Agreement" is to the separate agreement referred to in condition 21.2(d) and to any other documents constituting the entire agreement between us as amended, varied, supplemented, substituted or novated from time to time;

(f)references to any person, including us, are to be construed as including that person's permitted assigns, transferees or successors in title;

(g)the meaning of general words introduced by the word "other" is not to be limited by reference to any preceding word indicating a particular class of acts, matters or things;

(h)unless the context otherwise requires, where in or in relation to any place outside England and Wales, the meaning of a word or expression used in this agreement is to be considered and such word or expression has no counterpart in that place, it is to have the meaning of its closest equivalent in that place;


(i)any reference to an Act of Parliament shall be construed as a reference to that Act as subsequently amended or re-enacted and shall include all subordinate legislation deriving authority from that Act

These Conditions are signed on our behalf and by or on your behalf to indicate the consent of each of us to their incorporation into the Debt Purchase Agreement between us and you whose Commencement Date is 1 March 2001.


FOR LLOYDS TSB COMMERCIAL  FINANCE  LIMITED



                                                )
                                                )
                                                )
         /s/Peter Anderson                      )       Attorney
                                                )





 FOR ELCOM  HOLDINGS  LIMITED

                                                )
                                                )
                                                )
        /s/ Robert J.  Crowell                  )       Signature  of
                                                )       authorised
        /s/ Peter Rendall                       )       Director


{17032.00019:AHP1027.DOCv}